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CUSIP No. 371559 10 5                                      (Page 11 of 11 Pages)

                                   EXHIBIT 3


                             GENESEE & WYOMING INC.
                    SCHEDULE 13G AND ALL AMENDMENTS THERETO

                               POWER OF ATTORNEY
                               -----------------


    KNOW ALL MEN BY THESE PRESENTS: That the undersigned, in her individual capacity, as Co-Trustee of the Residuary Trust u/w of Mortimer B. Fuller, Jr., and as Co-Trustee of the Marital Trust u/w of Mortimer B. Fuller, Jr. (collectively, the "Undersigned"), DOES HEREBY constitute and appoint each of Mortimer B. Fuller, III and James B. Gray, Jr., or either of them, the attorney or attorneys of the Undersigned with full power of substitution for and in name, place and stead of the Undersigned to sign on behalf of the Undersigned a
Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Act"), and file such Schedule 13G with the Securities and Exchange Commission (the "Commission") on or before February 14, 1997, and to sign and file with the Commission any and all Amendments to such Schedule 13G, pertaining to securities of Genesee & Wyoming Inc. owned or controlled by the Undersigned, with full power and authority to do and perform any and all acts and things whatsoever under and in accordance with the Act, and the rules and regulations promulgated thereunder by the Commission, hereby ratifying and approving the acts of such attorney or attorneys, or any such substitute or substitutes.

    IN WITNESS WHEREOF, the Undersigned has hereunto set her hand this 5th day
                                                                       ---
of February, 1997.

                                     /s/  Frances A. Fuller
                                     -----------------------------------------
                                         Frances A. Fuller,
                                         Individually and as Co-Trustee

State of Arizona    )
County of Maricopa  )  ss:

    On this 5th day of February, 1997, before me personally came Frances A.
            ---
Fuller, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and the above-named person acknowledged to me that she person executed the same.

                                     /s/ Clara H. Morrison
                                     -----------------------------------------
                                     Notary Public
Clara H. Morrison
Notary Public - Arizona
Maricopa County
My Commission Expires
July 18, 1998